Exhibit 1.2

PRICING AGREEMENT

May 14, 2025

To the several Underwriters

Ladies and Gentlemen:

Pfizer Netherlands International Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Issuer”) and a wholly-owned subsidiary of Pfizer Inc., a Delaware corporation (the “Guarantor”), together with the Guarantor, proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 14, 2025 (the “Underwriting Agreement”), among the Issuer, the Guarantor and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the securities specified in Schedule II hereto (the “Notes”). Each of such Notes will have the benefit of an unconditional and irrevocable guarantee on a senior unsecured basis (the “Guarantee”) as to the payment of principal and interest from the Guarantor. The Notes and the Guarantee are referred to collectively in this Agreement as the “Designated Securities.” Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to Goldman Sachs & Co. LLC, Barclays Bank PLC, BNP PARIBAS, Deutsche Bank Aktiengesellschaft, HSBC Continental Europe and Mizuho Bank Europe N.V.. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Issuer for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

Very truly yours,

ISSUER

PFIZER NETHERLANDS INTERNATIONAL FINANCE B.V.

By:	/s/ Elaine Guinevere Wilson – Weber
Name: Elaine Guinevere Wilson – Weber
Title: Managing Director

GUARANTOR

PFIZER INC.

By:	/s/ Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC, as a Representative of the Underwriters

By:	/s/ Karim Saleh
Name: Karim Saleh
Title: Managing Director

[Signature Page to Pricing Agreement]

Barclays Bank PLC as a Representative of the Underwriters

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorised Signatory

[Signature Page to Pricing Agreement]

BNP PARIBAS as a Representative of the Underwriters

By:	/s/ Luke Thorne
Name: Luke Thorne
Title: Authorised Signatory

BNP PARIBAS as a Representative of the Underwriters

By:	/s/ Sara Egan
Name: Sara Egan
Title: Authorised Signatory

[Signature Page to Pricing Agreement]

Deutsche Bank Aktiengesellschaft as a Representative of the Underwriters

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

Deutsche Bank Aktiengesellschaft as a Representative of the Underwriters

By:	/s/ Shamit Saha
Name: Shamit Saha
Title: Director

[Signature Page to Pricing Agreement]

HSBC Continental Europe as a Representative of the Underwriters

By:	/s/ Nathalie Bitan
Name: Nathalie Bitan
Title: Director – Debt Capital Markets

HSBC Continental Europe as a Representative of the Underwriters

By:	/s/ Nathalie Bitan
Name: Alexandre Logatchev
Title: General Proxy

[Signature Page to Pricing Agreement]

Mizuho Bank Europe N.V. as a Representative of the Underwriters

By:	/s/ Christoph Paul
Name: Christoph Paul
Title: Head of Northern Europe DCM

Mizuho Bank Europe N.V. as a Representative of the Underwriters

By:	/S/ Nico Popp
Name: Nico Popp
Title: Head of Corporate Coverage Northern Europe

[Signature Page to Pricing Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

[Signature Page to Pricing Agreement]

RBC EUROPE LIMITED

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorised Signatory

[Signature Page to Pricing Agreement]

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Raymond S. O’Connor
Name: Raymond S. O’Connor
Title: Managing Director

[Signature Page to Pricing Agreement]

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ Ahmad Ismail
Name: Ahmad Ismail
Title: Managing Director

STERN BROTHERS & CO.

By:	/s/ Kit Turner
Name: Kit Turner
Title: Senior Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

	Principal Amount	Principal Amount	Principal Amount	Principal Amount
Underwriters	2029 Notes	2032 Notes	2037 Notes	2045 Notes
Goldman Sachs & Co. LLC	€105,000,000	€140,000,000	€105,000,000	€112,000,000
Barclays Bank PLC	€97,500,000	€130,000,000	€97,500,000	€104,000,000
BNP PARIBAS	€97,500,000	€130,000,000	€97,500,000	€104,000,000
Deutsche Bank Aktiengesellschaft	€97,500,000	€130,000,000	€97,500,000	€104,000,000
HSBC Continental Europe	€97,500,000	€130,000,000	€97,500,000	€104,000,000
Mizuho Bank Europe N.V.	€97,500,000	€130,000,000	€97,500,000	€104,000,000
Morgan Stanley & Co. International plc	€63,750,000	€85,000,000	€63,750,000	€68,000,000
RBC Europe Limited	€63,750,000	€85,000,000	€63,750,000	€68,000,000
Academy Securities, Inc.	€7,500,000	€10,000,000	€7,500,000	€8,000,000
Samuel A. Ramirez & Company, Inc.	€7,500,000	€10,000,000	€7,500,000	€8,000,000
Siebert Williams Shank & Co., LLC	€7,500,000	€10,000,000	€7,500,000	€8,000,000
Stern Brothers & Co.	€7,500,000	€10,000,000	€7,500,000	€8,000,000

Total	€750,000,000	€1,000,000,000	€750,000,000	€800,000,000

SCHEDULE II

Issuer:

Pfizer Netherlands International Finance B.V.

Guarantor:

Pfizer Inc.

Title of Designated Securities:

2.875% Notes due 2029 (the “2029 Notes”)

3.250% Notes due 2032 (the “2032 Notes”)

3.875% Notes due 2037 (the “2037 Notes”)

4.250% Notes due 2045 (the “2045 Notes”)

Commission File Number of Initial Registration Statement:

333-277323 and Post-Effective Amendment No. 1 thereto

Aggregate Principal Amount:

€750,000,000 for the 2029 Notes

€1,000,000,000 for the 2032 Notes

€750,000,000 for the 2037 Notes

€800,000,000 for the 2045 Notes

Price to Public:

For the 2029 Notes, 99.903% of the principal amount, plus accrued interest, from May 19, 2025

For the 2032 Notes, 99.263% of the principal amount, plus accrued interest, from May 19, 2025

For the 2037 Notes, 99.858% of the principal amount, plus accrued interest, from May 19, 2025

For the 2045 Notes, 99.470% of the principal amount, plus accrued interest, from May 19, 2025

Purchase Price by Underwriters:

For the 2029 Notes, 99.603% of the principal amount, plus accrued interest, from May 19, 2025

For the 2032 Notes, 98.863% of the principal amount, plus accrued interest, from May 19, 2025

For the 2037 Notes, 99.408% of the principal amount, plus accrued interest, from May 19, 2025

For the 2045 Notes, 98.845% of the principal amount, plus accrued interest, from May 19, 2025

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated as of May 19, 2025, among the Issuer, the Guarantor and The Bank of New York Mellon as supplemented by the first supplemental indenture to be dated May 19, 2025 among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee.

Maturity:

For the 2029 Notes, May 19, 2029

For the 2032 Notes, May 19, 2032

For the 2037 Notes, May 19, 2037

For the 2045 Notes, May 19, 2045

Interest Rate:

For the 2029 Notes, 2.875% per annum

For the 2032 Notes, 3.250% per annum

For the 2037 Notes, 3.875% per annum

For the 2045 Notes, 4.250% per annum

Interest Payment Dates:

May 19 of each year, beginning on May 19, 2026

Record Dates:

The close of business (in London) on the Clearing System Business Day immediately preceding such Interest Payment Date, where “Clearing System Business Day” means a day on which Euroclear and Clearstream are open for business.

Optional Redemption and Redemption for Tax Reasons:

The Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes. In addition, in the event of certain developments affecting taxation, the Issuer will have the right, at its option, to redeem the Notes of a series, in whole but not in part, at any time upon giving prior notice, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but excluding, the date of redemption.

Sinking Fund Provisions:

None.

Substitution of the Guarantor as Issuer:

The Guarantor has the right, at its option at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligations of, the Issuer under each series of the Notes that are then outstanding under the Indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Guarantor executes a supplemental indenture in which it agrees to be bound by the terms of each such series of Notes and the Indenture (the “Guarantor Assumption”). In the case of such Guarantor Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of Notes and the Indenture and (ii) the Guarantor will be released from all obligations under the Guarantee, but will instead become the primary (and sole) obligor under the Notes and the related Indenture provisions.

Defeasance Provisions:

As described in the Basic Prospectus dated May 13, 2025.

Applicable Time:

1:54 P.M. New York City time (6:54 P.M. London time) on May 14, 2025

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated May 14, 2025, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

4:00 A.M. New York City time (9:00 A.M. London time) on May 19, 2025

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Issuer or the Guarantor.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus:

“Underwriting—Notice to Prospective Investors in the European Economic Area”,

“Underwriting—Notice to Prospective Investors in the United Kingdom”,

“Underwriting—Notice to Prospective Investors in France”,

“Underwriting—Notice to Prospective Investors in Switzerland”,

“Underwriting—Notice to Prospective Investors in Hong Kong”,

“Underwriting—Notice to Prospective Investors in Japan”,

“Underwriting—Notice to Prospective Investors in Singapore”

“Underwriting—Notice to Prospective Investors in Canada”,

“Underwriting—Notice to Prospective Investors in Taiwan”,

“Underwriting—Notice to Prospective Investors in Korea”,

“Underwriting—Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)” and

“Underwriting—Dubai International Financial Centre.”

Contact Information for Representatives for purposes of Section 13 of the Underwriting Agreement:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Email: registration-syndops@ny.email.gs.com

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Tel: +44 (0) 20 7773 9098

Attn: Debt Syndicate

Email: LeadManagedBondNotices@barclayscorp.com

BNP PARIBAS

16, boulevard des Italiens

75009 Paris

France

Attention: Fixed Income Syndicate

Email: dl.syndsupportbonds@bnpparibas.com

Deutsche Bank Aktiengesellschaft

Mainzer Landstr. 11-17

60329 Frankfurt am Main

Germany

Telephone: +49(69)910-30725

Fax: +49(69)910-34758

Attention: DCM Debt Syndicate

Email: grs.fft-admin@db.com

HSBC Continental Europe

38, avenue Kléber

75116 Paris

France

Telephone: +33 1 40 70 70 40

Attention: DAJ Global Banking

Email: transaction.management@hsbcib.com

Mizuho Bank Europe N.V.

Atrium Amsterdam

3rd Floor

Strawinskylaan 3053

1077 ZX Amsterdam

The Netherlands

Telephone: +49-69-4272 93140

Attention: Primary Debt

Email: PrimaryDebt@eu.mizuho-sc.com

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 9(a), 9(b) and 20(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth, fifth and tenth paragraphs under the caption “Underwriting”.

The information in the third sentence of the eleventh paragraph and the sixth sentence of the fourteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein.

MIFID II and UK MiFIR professionals/ECPs-only/No PRIIPs KID OR UK PRIIPS KID: Manufacturer target market (MIFID II AND UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) or UK PRIIPs KID has been prepared as the Designated Securities are not available to retail investors in the EEA or in the United Kingdom, respectively.